Exhibit 10.1

THIS NOTE DOES NOT REPRESENT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.  THIS NOTE REPRESENTS AN UNSECURED OBLIGATION OF MVB FINANCIAL CORP.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR, OR COUNSEL ACCEPTABLE TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

NOTE NO.

$	, 2014

MVB FINANCIAL CORP.

    % Convertible Subordinated Promissory Note (“Note”)

FOR VALUE RECEIVED, the undersigned, MVB FINANCIAL CORP., a West Virginia corporation (the “Company”), hereby promises to pay to the order of [                  ], or registered assigns (the “Holder”), the principal sum of [                  ] DOLLARS ($[                  ]) on [April     ], 2024 or such earlier date as this Note is required or permitted to be repaid as provided herein and to pay interest to the Holder on the aggregate unconverted and outstanding principal amount of this Note at the rate of [      ]% per annum, as provided for herein.

Section 1.                                           Definitions and Other Provisions of General Application.

Section 1.1                                    Definitions.  For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires:  (i) all terms defined in this Section 1.1 have the meaning assigned to them in this Section 1.1, and include the plural as well as the singular; (ii) unless the context otherwise requires, any reference to a “Section” refers to a Section of this Note; and (iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision.

“Bank” means MVB Bank, Inc., a West Virginia state bank.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in Fairmont, West Virginia are authorized or required by law or executive order to be closed.

“Common Stock” shall mean the common stock, par value of $1.00 per share, of the Company.

“Company” means MVB Financial Corp. or its successor.

“Conversion Date” means the date on which the conversion will be deemed to have been effected, which shall be the close of business on the Interest Payment Date immediately following the anniversary of the Original Issue Date after the related Holder Conversion Notice and this Note were received by the

Company in accordance with Section 7, or for conversions upon receipt by the Holder of a notice of redemption from the Company, the Business Day immediately preceding the Redemption Date.

“Conversion Ratio” has the meaning specified in Section 7.2.

“Defaulted Interest” has the meaning specified in Section 2.4(ii).

“Event of Default” has the meaning specified in Section 3.1.

“GAAP” means accounting principles generally accepted in the United States of America.

“Holder” means the Person in whose name this Note is registered in the Note Register.

“Holder Conversion Notice” means the written notice from the Holder to the Company, a form of which is attached hereto as Exhibit A, specifying the principal amount of this Note to be converted into shares of Common Stock pursuant to Section 7.1.

“Interest Payment Date” has the meaning specified in Section 2.4(i).

“Junior Subordinated Debt” means the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 of the Company, all other notes or other obligations which may be issued under the Junior Subordinated Debt Indenture and any indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debt.

“Junior Subordinated Debt Indenture” means the Indenture, dated March     , 2007, between the Company and [                  ], as trustee, as the same may be amended from time to time.

“Junior Securities” means (i) shares of Common Stock; (ii) shares of any other class or classes of capital stock of the Company; (iii) any other non-debt securities of the Company (whether or not such other securities are convertible into Junior Securities of the Company); (iv) debt securities of the Company (other than the Notes) as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such debt securities are not Senior Indebtedness with respect to, or do not rank  pari passu with, the Notes; (v) Junior Subordinated Debt; and (vi) Trust Preferred Securities Guarantees.

“Maturity Date” means the date on which the principal of this Note becomes due and payable as herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Note Holders” means the Persons in whose name the Notes, including this Note, are registered in the Note Register.

“Notes” mean the Company’s Convertible Subordinated Promissory Notes due 2024, including this Note, which are subordinate to the Senior Indebtedness and senior to all Junior Securities.

“Note Register” shall have the meaning specified in Section 2.5.

“Note Registrar” means the Person who keeps the Note Register specified in Section 2.5.  The Company initially appoints the secretary of the Company to act as Note Registrar for the Notes on its behalf.  The Company may at any time and from time to time authorize any Person to act as Note Registrar.

“Original Issue Date” means the date on which this Note is issued to the Holder as reflected on the first page hereof.

“Original Principal Amount” means the original principal amount of this Note, prior to any redemption, other reduction in principal, or conversion into shares of Common Stock pursuant to Section 7.1 hereof.

“Outstanding” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered to the Note Holders, except:  (i) Notes theretofore cancelled by the Company or delivered to the Company for cancellation; (ii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered, or which have been paid pursuant to Section 6 or converted pursuant to Section 7 (except with respect to any such Note as to which proof satisfactory to the Company is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any entity of any kind.

“Redemption Date” means the date fixed for such redemption by or pursuant to this Note.

“Redemption Price” means the price specified in Section 6.1 at which this Note is to be redeemed.

“Regular Record Date” for the interest payable on this Note on any Interest Payment Date means the 15th calendar day of the month next preceding the Interest Payment Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means any obligation of the Company to its general creditors, including (i) the principal, premium, if any, and interest with respect to indebtedness of the Company for money borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company with respect to any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company with respect to interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the Company under the Small Business Lending Fund of the U.S. Department of the Treasury; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) the Notes, (2) any such indebtedness that is by its terms subordinated to or pari passu with the Notes, and (3) all Junior Securities.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.4, which date shall not be more than 15 days nor less than 10 days prior to the date of the proposed payment of Defaulted Interest pursuant to Section 2.4.

“Stated Maturity” means           , 2024, which is the date on which the principal of or any remaining installment of interest on this Note is due and payable.

“Trust Preferred Securities Guarantees” means the guarantee issued by the Company in connection with the Floating Rate Junior Subordinated Deferrable Interest Debentures of MVB Statutory Trust I and any guarantee now or hereafter entered into by the Company with respect to any preferred or preference stock that is by its terms subordinated to or pari passu with the Junior Subordinated Debt.

“Variable Rate” means a per annum rate of interest, equal to the three month LIBOR plus 5.0%, as determined on the first day of each calendar quarter, commencing on the fifth anniversary of the Original Issue Date; provided, however, that the Variable Rate will be subject to a maximum interest rate of 9.0%.

“Variable Rate Period” means the period from the fifth anniversary of the Original Issue Date until the last day on which this Note remains outstanding.

Section 1.2                                    Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not affect the construction of this Note or any provision hereof.

Section 1.3                                    Successors and Assigns.  Whenever in this Note any of the parties hereto is named or referred to, the successor or assigns of such party shall be deemed to be included, and all of the covenants, stipulations, promises and agreements of the parties to this Note shall bind and inure to their respective successors and assigns, whether so expressed or not.

Section 1.4                                    Benefits of Note.  All covenants, conditions and provisions of this Note shall be for the sole benefit of the parties hereto, and nothing in this Note, express or implied, shall give or be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or with respect to this Note, or under any covenant, condition and provision herein contained; provided, however, that the provisions of Section 8 are also intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 1.5                                    Governing Law.  This Note and the rights and obligations of each of the parties to this Note shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to choice of law provisions thereof.  The parties hereto irrevocably consent to the jurisdiction of the courts of the State of West Virginia and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.  In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10.

Section 1.6                                    Payments Due on Non-Business Days.  In any case where the date fixed for any payment on this Note shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the nominal payment date (and without any interest or other repayment with respect to such delay although interest shall accrue on the principal amount of this Note during such delay and be payable on the next succeeding Interest Payment Date or the Maturity Date, as applicable).

Section 1.7                                    Severability.  If any provision of this Note, or the application thereof, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties further agree to replace such invalid, illegal or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid, illegal or unenforceable provision. If any provision of this Note is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 1.8                                    Entire Agreement.  This Note contains the entire understanding of the parties hereto with respect to the indebtedness evidenced by this Note.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.  This Note supersedes all prior agreements and understandings among the parties with respect to such subject matter.

Section 1.9                                    Note Solely Corporate Obligation.  The Holder shall not have any recourse for the payment of principal, interest or premium, if any, on this Note, for any claim based thereon or otherwise with respect thereto, under any obligation, covenant or agreement of the Company in this Note, or because of the creation of any indebtedness represented hereby, against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor of any such Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise.  The Holder agrees that all such liability is hereby expressly waived and released as a condition of, and consideration for, the execution and issuance of this Note by the Company.

Section 2.                                           The Note.

Section 2.1                                    Designation and Principal Amount.  This Note shall be issued as a part of the series of Notes known and designated as the “Convertible Subordinated Promissory Notes Due 2024.”  The principal amount of this Note shall be as set forth on the face of this Note.

Section 2.2                                    Maturity of Note.  Unless converted into Common Stock as provided by Section 7 hereof or acceleration occurs pursuant to Section 3.2 hereof, the principal amount of this Note shall be due and payable on the Stated Maturity or shall be paid or redeemed on such earlier date as may be determined by the Company in accordance with Section 6.  Payment of the principal shall be made by ACH transfer to the Holder’s deposit account at the Bank.

Section 2.3                                    Form and Payment.  Any Notes issued as a part of the Convertible Subordinated Promissory Notes Due 2024 shall be issuable only in registered, certificated form, and only in minimum denominations of $1,000,000 and integral multiples of $100,000 in excess thereof.  The principal, interest and premium, if any, on this Note shall be payable in accordance with the terms hereof by ACH transfer to the Holder’s deposit account at the Bank.

Section 2.4                                    Interest.

(i)                                     Payment of Interest.

(a)                                 The outstanding principal of this Note shall bear interest from the date hereof at a fixed rate equal to [      ]% per annum.  Subject to Section 7.3(v), interest on this Note shall be due and payable quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each an “Interest Payment Date”), commencing July 1, 2014.  Interest on this Note shall be calculated on the basis of a 360-day year of twelve 30-day months, or in the case of an incomplete month, the actual number of days elapsed.  Interest which is payable, and is punctually paid, on any Interest Payment Date shall be paid to the Person in whose name this Note is registered in the Note Register at the close of business on the Regular Record Date for such interest.

(b)                                 On the fifth anniversary of the Original Issue Date, the Holder may elect to continue to receive the fixed interest rate set forth in Section 2.4(i)(a) above or the Variable Rate.  The Holder’s election must be received in writing by the Company at the address provided in Section 10 no more than 60 and not less than 30 days prior to the fifth anniversary of the Original Issue Date.  If no election is received, the outstanding principal amount of this Note will continue to bear interest at the rate set forth in Section 2.4(i)(a) above.  The Holder’s election shall apply to the interest rate so long as this Note remains outstanding.  This Note will retain the applicable rate of interest as determined by the Holder on the fifth anniversary of the Original Issue Date regardless of any future transfers of this Note.

(c)                                  During the Variable Rate Period, the Company shall, upon the request of the Holder, and within five days thereof, provide the Variable Rate then in effect.  All calculations made by the Company in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holder.  Any error in a calculation of the interest rate by the Company adverse to the Note Holders shall be corrected by re-computation of the interest rate for the applicable portion of the Variable Rate Period and delivery of such recomputed interest together with a notice of corrected interest rate from the Company to all affected Note Holders within five Business Days of discovery of such error.

(ii)                                  Defaulted Interest.  Any interest on any Note which is payable, but is not punctually paid on the Interest Payment Date (“Defaulted Interest”) shall cease to be payable to the registered Note Holder on the relevant Regular Record Date by virtue of his having been such Note Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election, as provided below:

(a)                                 The Company may elect to make payment of any Defaulted Interest to the Note Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment.  The Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Note Holder of each such Note at his address as it appears in the Note Register, not less than ten days prior to such Special Record Date.  Upon notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as described above, such Defaulted Interest shall be payable to the Note Holders.

(b)                                 The Company may make payment of any Defaulted Interest in any other lawful manner.

Subject to the foregoing provisions of this Section 2.4, each Note delivered upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to receive accrued and unpaid interest, and to accrue interest, which were carried by such other Note.

Section 2.5                                    Registration, Transfer and Exchange.  The Company shall keep or cause to be kept at its principal office a register or registers (herein sometimes collectively referred to as the “Note

Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes, subject to applicable state and federal securities laws.  Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

At the option of the Holder, this Note may be exchanged for other Notes of any authorized denominations, of like aggregate principal amount and Stated Maturity and like tenor and terms, upon surrender of this Note to be exchanged.  Whenever this Note is so surrendered for exchange, the Company shall execute and deliver the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.  Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Note Holder thereof or his attorney duly authorized in writing.  No service charge shall be imposed on any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 6.5.

The Company shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 6 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Company shall be entitled to rely upon the information in the Note Register with respect to the Company’s obligations pursuant to this Note, and the Company shall not be liable for omissions, inaccuracies, or errors in the Note Register unless the Company received actual notice from the Note Holders containing information that would have avoided such omissions, inaccuracies or errors.

Section 2.6                                    Mutilated, Destroyed, Lost and Stolen Notes.  If the Company receives (i) evidence to its satisfaction of the mutilation, destruction, loss or theft of any Note and (ii) such security or indemnity as the Company may require to hold the Company and any agent of the Company harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Stated Maturity and principal amount, bearing a number not contemporaneously outstanding.  With respect to any mutilated, destroyed, lost or stolen Note that has become or is about to become due and payable, the Company may, in its sole discretion, pay the outstanding principal and interest on such Note in lieu of issuing a new Note.

Upon the issuance of any new Note under this Section 2.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses related to preparation of a new Note or the arrangement of payment in lieu of issuing a new Note.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7                                    Persons Deemed Owner.  Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner of this Note for the purpose of receiving payment of principal, interest (subject to the provision with respect to Defaulted Interest), and premium, if any, on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

Section 3.                                           Remedies.

Section 3.1                                    Events of Default.  “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law; pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):  (i) the entry of a decree or an order for relief with respect to the Company by a court having jurisdiction in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under such law; or (iii) the appointment of a receiver for the Bank, the Company’s wholly-owned subsidiary.

Section 3.2                                    Acceleration of Maturity; Rescission and Annulment.  If an Event of Default occurs and is continuing, then the Note Holders of not less than a majority of the principal amount of the Outstanding Notes may declare the principal amount of and all accrued but unpaid interest on all the Outstanding Notes to be due and payable immediately, by a notice in writing mailed or delivered to the Company, and upon such declaration the same shall become immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by the Company.  Upon payment of such amount, all obligations of the Company with respect to the payment of principal of the Outstanding Notes shall terminate.

At any time after such declaration of acceleration with respect to the Outstanding Notes has been made and before a judgment or decree for payment of money due has been obtained, the Note Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company, may rescind and annul such declaration and its consequences if:  (i) the Company has paid a sum sufficient to pay (a) all overdue installments of the interest on all Outstanding Notes, (b) the principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate(s) prescribed therefor, and (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on all Outstanding Notes at the rate(s) borne by the Outstanding Notes; and (ii) all Events of Default with respect to the Outstanding Notes have been cured or waived as provided in Section 3.3.  No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 3.3                                    Waiver of Past Defaults.  The Note Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Note Holders of all of the Notes waive any past default under the Outstanding Notes and its consequences, except an uncured default with respect to the payment of the principal (or premium, if any) or interest on any Outstanding Note.  Upon each such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; provided, however, that no waiver shall extend to any subsequent default.

Section 3.4                                    Right to Inspect Note Register.  If an Event of Default occurs and is continuing, a Note Holder shall have a right to do either or both of the following for a purpose reasonably related to such Note Holder’s interest as a Note Holder:  (i) inspect and copy the Note Register during normal business hours upon five Business Days’ prior written demand upon the Company; or (ii) obtain from the Company, upon written demand and upon the tender of a reasonable charge therefor (the amount of such charge shall be stated to the Note Holder by the Company upon request), a copy of the Note Register as of the most recent date for which it has been compiled or as of a date specified by the Note Holder subsequent to the date of demand.  A copy of the Note Register shall be made available on or before the later of five Business Days after the written demand is received or the date specified therein as the date as of which the Note Register is to be compiled.

Section 4.                                           Company May Consolidate, Etc. Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i)                                     the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on this Note and the performance of every covenant of this Note on the part of the Company to be performed or observed; and

(ii)                                  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

In the event of a spinoff of the Bank by the Company, the Note will become the obligation of the parent company of the Bank to the extent the Company does not remain the parent company of the Bank.

Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this Section 4, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power, of the Company under this Note with the same effect as if such successor had been named as the Company herein.  In the event of such conveyance or transfer, the Company shall be discharged from all obligations and covenants under this Note.

Section 5.                                           Covenants.

Section 5.1                                    Existence.  Subject to Section 4, the Company will use its best efforts to preserve and keep in full force and effect its corporate existence and maintain all rights, licenses and permits necessary to the proper conduct of its business.

Section 5.2                                    Books and Records.  The Company will at all times endeavor to keep proper books of record and account in which full, true and correct entries will be made of all of its businesses and affairs in accordance with GAAP.

Section 6.                                           Redemption of Notes.

The Notes are redeemable before their Stated Maturity in accordance with this Section 6.  Any redemption of Notes shall be subject to compliance with any applicable regulatory requirements and approvals.

Section 6.1            Election to Redeem.  The Company may redeem the Notes, in whole or in part, together with any accrued and unpaid interest as of the Redemption Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed (the “Redemption Price”) on any Interest Payment Date after a date five years from the Original Issue Date.

Section 6.2            Selection of Notes to be Redeemed in Part.  If the Company redeems less than all of the Outstanding Notes, the Notes will only be redeemed in multiples of $100,000 and pro rata across all Outstanding Notes.

Section 6.3            Notice of Redemption.  Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Note Holder of Notes to be redeemed, at his address as it appears in the Note Register.  The notice of redemption shall state:  (i) the Redemption Date; (ii) the Redemption Price; (iii) if less than all the Outstanding Notes are to be redeemed, the respective principal amounts of the Outstanding Notes to be redeemed; (iv) if less than all the Outstanding Notes are to be redeemed, the notice shall also state that on and after the Redemption Date, upon surrender of such Note, the Note Holder of such Note will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed; (v) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest, if any, shall cease to accrue from and after said date on the principal amount of such Note to be redeemed; and (vi) the place where such Notes are to be surrendered for payment of the Redemption Price.  Any immaterial defect in the notice of redemption shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been given whether or not the Note Holder receives said notice.  The Company may not give notice of any redemption if it has defaulted in payment of interest and the default is continuing or if any Event of Default has otherwise occurred.

Section 6.4            Notes Payable on Redemption Date.  Notice of redemption having been duly given, the Notes to be redeemed shall become due and payable on the Redemption Date at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest.  Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Note Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 2.4.  If the Company fails to pay the Note Holder the Redemption Price with respect to any Note surrendered upon a call for redemption, the principal on such Note shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

Section 6.5            Notes Redeemed in Part.  Any Note which is to be redeemed in part and not in full shall be surrendered at the office of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by the Note Holder or his attorney duly authorized in writing), and the Company shall execute, authenticate and deliver to the Note Holder of such Note, without service charge, a new Note or Notes of the same Stated Maturity and of like tenor and terms, of any authorized denominations as requested by such Note Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 6.6            No Sinking Fund.  The Notes are not entitled to any sinking fund.

Section 7.              Conversion.

Section 7.1            Conversion by the Holder.  Any unpaid principal amount of this Note shall be convertible into shares of Common Stock based on the Conversion Ratio (as defined in Section 7.2) at the option of the Holder, in his or her sole discretion, (i) following the first five anniversaries of the Original Issue Date, or (ii) upon receipt of a notice of redemption from the Company under Section 6, each subject to the terms of this Section 7.  The Holder, by acceptance hereof and upon such conversion, agrees to surrender this Note for conversion at the principal office of the Company on the Conversion Date, and agrees to execute all appropriate documentation necessary to effect such conversion.

Section 7.2            Number of Shares Issuable Upon Conversion.  This Note is convertible into fully paid and nonassessable shares of Common Stock at an initial conversion ratio of one share of Common Stock for each $16.00 in aggregate principal amount, subject to adjustment as described in Section 7.5 (the “Conversion Ratio”).  Subject to Section 6.1, the remaining unpaid principal balance of this Note following conversion shall continue to accrue interest and such interest shall be payable on Interest Payment Dates as provided herein, with the remaining unpaid aggregate principal amount due at the Stated Maturity unless acceleration occurs pursuant to Section 3.2 hereof.

Section 7.3            Mechanics of Conversion.

(i)            Notice of Conversion by Holder.  The Holder shall effect conversions at its option by delivery to the Company of this Note and the form of conversion notice attached hereto as Exhibit A (a “Holder Conversion Notice”), specifying therein the principal amount of this Note to be converted.  The Holder Conversion Notice shall be sent to the Company no more than 60 and not less than 30 days prior to the Conversion Date; provided, however, that the minimum notice period shall be reduced to 15 days if the Holder is effecting a conversion upon receipt of a notice of redemption from the Company, subject to extension of time for any regulatory approvals required to effect the conversion.  Each Holder Conversion Notice, once given, is irrevocable.  Conversions shall have the effect of lowering the outstanding principal amount of this Note by an amount equal to the aggregate principal amount of this Note so converted.  The Company shall maintain records showing the principal amount converted and the date of such conversions, which records shall be binding absent manifest error.  The Holder and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this Section 7, following conversion of a portion of this Note, the unconverted and unpaid principal amount of this Note may be less than the amount stated on the face hereof.  In case this Note or a portion of the principal amount hereof is called for redemption, such conversion right with respect to this Note or the portion so called, to the extent not otherwise exercised under this Section 7, shall expire at the close of business on the Business Day that the Holder Conversion Notice is due under this Section, unless the Company defaults in making the payment due upon redemption.

(ii)           Issuance of Stock Certificate.  As soon as practicable after conversion of this Note pursuant to Section 7.1 hereof and delivery of this Note to the Company, the Company at its expense will cause to be issued in the name of and delivered to the Holder, upon surrender of this Note, a certificate or certificates representing the number of shares of Common Stock being acquired upon such conversion, together with the cash payment, if any in lieu of fractional shares (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Note; provided that the Company shall not be obligated to deliver the shares of Common Stock to the Holder until the Holder has surrendered this Note to the Company.

(iii)          Issuance of Note.  As soon as practicable after conversion of this Note pursuant to Section 7.1 hereof and delivery of this Note to the Company, the Company at its expense will cause to be issued in the name of and delivered to the Holder, upon surrender of this Note, a new Note or Notes of the same Stated Maturity of like tenor and terms, of any authorized denominations as requested by the Holder in aggregate principal amount equal to the difference between the principal of this Note surrendered for conversion and the aggregate principal amount to be converted as set forth in the Holder Conversion Notice, as applicable; provided that the Company shall not be obligated to deliver the new Note or Notes to the Holder until the Holder has surrendered this Note for conversion to the Company.

(iv)          Interest Payments Upon Conversion.  Upon conversion of this Note, all accrued and unpaid interest on this Note will be paid on the next Interest Payment Date, notwithstanding such conversion and notwithstanding the delivery and/or surrender of this Note to the Company, to the Holder on the Regular Record Date; provided that the Company shall not be obligated to deliver interest payments on this Note if it has been converted but has not been surrendered to the Company until such time as this Note is delivered to the Company.  Interest on any Note surrendered for conversion pursuant to this Section 7 shall cease to accrue on the Conversion Date.

(v)           Time of Conversion.  The conversion shall be deemed to have been made upon the applicable Conversion Date, regardless of whether this Note has been surrendered on such date. Notwithstanding the foregoing, the Holder agrees to promptly surrender this Note prior to or upon such conversion.

(vi)          No Fractional Shares.  If upon conversion of this Note a fraction of a share would result, the Company will pay the Holder of this Note the cash amount equal to such fractional share calculated on the basis of the Conversion Ratio.

(vii)         Conversion Subject to Registration or Exemption.  The Company will use commercially reasonable efforts to comply with all applicable reporting obligations under the Securities Exchange Act of 1934.  Notwithstanding anything in this Note to the contrary, conversion of this Note pursuant to Section 7.1 hereof shall not occur and the Company shall not be obligated to issue shares of Common Stock upon such conversion unless at the Conversion Date, the Common Stock issuable upon such conversion has been registered or qualifies for or is deemed to be exempt under the securities laws of the United States and the state of residence of the Holder, as determined in the sole discretion of the Company or its counsel.  The Company will use commercially reasonable efforts to ensure that an exemption from such registration is available.

(viii)        Regulatory Approval.  All conversions will be subject to regulatory approval of any bank regulatory agency with oversight of the Company or the Holder, to the extent such approval is required.  In addition, the Holder’s exercise of conversion rights will be subject to any required notices or approvals under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended.

Section 7.4            Satisfaction of Obligation.  The Company’s issuance upon the due and valid conversion of the fixed number of shares of Common Stock into which this Note is convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount at Stated Maturity of the portion of this Note so converted and, except as set forth in Section 7.3(iv), any unpaid interest accrued on this Note at the time of such conversion; provided that the Company shall not be obligated to deliver the shares of Common Stock to the Holder or to pay any further interest due on this Note until the Holder has surrendered this Note to the Company.

Section 7.5            Conversion Ratio Adjustments.  The Conversion Ratio shall be subject to adjustment without duplication from time to time as follows:

(i)            In case the Company shall, while any of the Notes are outstanding, (a) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the Conversion Ratio in effect immediately prior to such action shall be adjusted so that the Note Holders of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which they would have owned immediately following such action had such Notes been converted immediately prior thereto. An adjustment made pursuant to this Section 7.5 shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event).  If, as a result of an adjustment made pursuant to this Section 7.5, the Note Holder of any Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall reasonably determine the allocation of the adjusted Conversion Ratio between or among shares of such classes or series of capital stock, in its sole discretion.

(ii)           No adjustment pursuant to this Section 7.5 shall be required unless such adjustment would result in an increase or decrease of at least 1% in the number of shares of capital stock of the Company which the Note Holders would have owned immediately following such action had such Notes been converted immediately prior thereto; provided, however, that any adjustments which by reason of this Section 7.5(ii) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. The adjusted Conversion Ratio will be rounded to two decimal places.

Section 7.6            Reclassification, Consolidation, Merger or Sale of Assets Conversion Ratio Adjustments.  Subject to the provisions of Section 4, in the event that the Company shall be a party to any transaction, including without limitation (i) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale, transfer or lease of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, in each case pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each Note then outstanding shall have the right thereafter to convert each Note only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Note could have been converted immediately prior to such transaction.  The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the shares of the Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right.  Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constitution document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.6.  The above provisions shall similarly apply to successive transactions of the foregoing types.

Section 7.7            Notice of Adjustments of Conversion Ratio.  Whenever the Conversion Ratio is adjusted as herein provided, the Company shall compute the adjusted Conversion Ratio and shall prepare a notice signed by the Chairman of the Board, Chief Executive Officer, President or Executive or Senior Vice President of the Company setting forth the adjusted Conversion Ratio, and such notice shall as soon as practicable be mailed by the Company to all Note Holders at their last addresses as such addresses appear upon the Note Register.

Section 7.8            Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes; and if at any time the number of authorized but unissued shares shall not be sufficient to effect the conversion of the entire outstanding principal amount of all of the Notes, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Section 7.9            No Registration Rights.  No interest in this Note or the shares of Common Stock that may be acquired upon conversion of this Note in accordance with Section 7 hereof has been or will be registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction.  The Holder agrees not to offer, sell, pledge or otherwise dispose of all or any portion of this Note or the shares of Common Stock that may be acquired upon conversion of this Note without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, the Company, registration or qualification under the Securities Act and any applicable state securities laws is not required and (ii) if required, the Holder has received any necessary regulatory approvals.  The Holder has no right to require the Company to register this Note or the shares of Common Stock issued upon conversion of this Note under the Securities Act.  The Holder of this Note cannot resale this Note or the shares of Common Stock issued upon conversion in accordance with Section 7 hereof in the public market unless and until the Holder meets all requirements set forth in Rule 144 under the Securities Act, including the minimum holding period applicable to the Holder.  The shares of Common Stock issued upon conversion of this Note will contain appropriate legends restricting their resale without registration or a valid exemption from such registration requirements of the Securities Act.

Section 8.              Subordination of Notes.

Section 8.1            Agreement to Subordinate.  The Company covenants and agrees, and the Holder of this Note covenants and agrees, that the indebtedness evidenced by this Note and the payment of the principal of and premium, if any, and interest on this Note is hereby expressly made subordinate and junior in right to the prior payment in full of all Senior Indebtedness to the extent provided herein; and the Holder of this Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.  This Note is intended to qualify as term subordinated debt as defined in 12 CFR pt 225, Appendix A, II, A., 2.

Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions regardless of any amendment, modification or waiver of any term of Senior Indebtedness or extension or renewal of Senior Indebtedness.

In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors, or (iv) any other marshaling of the assets of the Company, in each case, all Senior Indebtedness shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Note Holder of Notes.  Any payment or distribution, whether in cash, securities or property, which would otherwise (but for this Section 8) be payable or deliverable with respect to the Notes shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceeding) shall have been paid in full.

In the event that, notwithstanding the foregoing, the Holder of this Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except as expressly permitted in the immediately preceding paragraph), in contravention of any of the terms hereof, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered by the Holder, to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all amounts of Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.  Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding.

For purposes of this Section 8, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 8 with respect to the Notes to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Section 4 of this Note shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Section 4 of this Note.

Notwithstanding the foregoing, this Note shall rank senior to all Junior Securities, and the payment of the principal of and premium, if any, and interest on any Junior Securities is hereby expressly made subordinate and junior in right to the prior payment in full of this Note.

Section 8.2            Subrogation.  Upon the payment in full of all Senior Indebtedness, the rights of the Note Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive any further payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness unless and until the indebtedness evidenced by the Notes shall have been paid in full;

and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Note Holders would have been entitled except for the provisions of this Section 8, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Note Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness.  It is understood that the provisions of this Section 8 are and are intended solely for the purposes of defining the relative rights of the Note Holders of the Notes, on the one hand, and the holders of such Senior Indebtedness on the other hand.

Nothing contained in this Section 8 or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Note Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Note Holders the principal of (and premium, if any) and accrued interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Note Holders of the Notes and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Note Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 8 of the holders of such Senior Indebtedness with respect to cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

Section 8.3            Notice by the Company.  The Company shall give prompt written notice to the Note Holders of any fact known to the Company that would prohibit the making of any payment of monies with respect to the Notes pursuant to the provisions of this Section 8.

Section 8.4            Reliance on Judicial Order.  Upon any payment or distribution of assets of the Company referred to in this Section 8, the Note Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Note Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

Section 8.5            Subordination May Not Be Impaired.  No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce the subordination of the indebtedness evidenced by this Note by any act or failure to act on the part of the Company.  Nothing contained herein shall impair, as between the Company and the Holder of this Note, the obligation of the Company to pay the Holder hereof the principal of and premium (if any) and interest on this Note or prevent the Holder of this Note from exercising all rights, powers and remedies otherwise permitted under applicable law and hereunder upon the occurrence of an Event of Default hereunder, all subject to the rights of the holders of the Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the Holder of this Note.

Section 9.              No Shareholder Rights.

This Note shall not entitle the Holder to any of the rights of a shareholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms of Section 7 hereof.

Section 10.            Notices.

All notices or communications required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be by hand, by a nationally recognized overnight courier service, by registered or certified mail, postage prepaid, or by facsimile transmission, receipt confirmed, as follows (or at such other address for a party as shall be specified by like notice):  (i)  if to the Company, MVB Financial Corp., Attn: [                  ] 301 Virginia Avenue, Fairmont, West Virginia 26554, (ii) if to the Holder, at the address set forth on the signature page hereof.  Any notice or other communication given by certified mail shall be deemed given three days after the certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof.  Any notice or other communication given by other means permitted by this Section 10 shall be deemed given at the time of receipt thereof.

[remainder of page intentionally left blank - signature page follows]

MVB FINANCIAL CORP.

By:
Larry Mazza
Chief Executive Officer and President

Witness:

Corporate Secretary

Name of Holder:

Address:

Telephone Number:

Facsimile Number:

EXHIBIT A

HOLDER CONVERSION NOTICE

Date:

Pursuant to the terms of that certain     % Convertible Subordinated Promissory Note Due 2024, dated                 , 2014 (the “Note”), the undersigned hereby elects to convert the principal amount of the Note set forth below into shares of common stock, $1.00 par value per share (the “Common Stock”), of MVB Financial Corp. (the “Company”) according to the terms and conditions of the Note, on the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  Capitalized terms herein have the meanings given to them in the Note.

Date to Effect Conversion:

Important Note: the date of conversion must be on the Interest Payment Date immediately after the first five anniversaries of the Original Issue Date or the Business Day before the Redemption Date.

Original Principal Amount of Note:

Principal Amount to be Converted:

Signature

Print Name

Address